EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 1996 included in Pet Food Warehouse, Inc.'s Form 10-KSB for the year ended February 3, 1996 and to all references to our firm included in this Registration Statement.



ARTHUR ANDERSEN LLP



Minneapolis, Minnesota
September 24, 1996